Exhibit 99.1


                                 FOR:  REDWOOD EMPIRE BANCORP

                         APPROVED BY:  Patrick W. Kilkenny
                                       President and Chief Executive Officer
                                       (707) 573-4911


For Immediate Release

               Redwood Empire Bancorp Shareholders Approve Merger

                         with Westamerica Bancorporation

SANTA ROSA, CA -- (MARKET WIRE) -- 12/15/04 -- Redwood Empire Bancorp, (NASDAQ:
REBC) today reported shareholders voted yesterday to approve the company's merger with Westamerica Bancorporation. The Agreement is still subject to conditions usual and customary for merger transactions of this type, including approval by bank regulatory authorities, and satisfaction of certain other terms and conditions.

Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.